UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 8, 2019 (May 6, 2019)

THE WENDY’S COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	1-2207	38-0471180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Dave Thomas Boulevard, Dublin, Ohio	43017
(Address of Principal Executive Offices)	(Zip Code)

(614) 764-3100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.10 par value	WEN	The Nasdaq Stock Market LLC

Item 2.02	Results of Operations and Financial Condition.

On May 8, 2019, The Wendy’s Company (the “Company”) issued a press release reporting its financial results for the fiscal quarter ended March 31, 2019 and other information. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 2.02, including the exhibit furnished under Item 9.01, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. Furthermore, the information in this Item 2.02, including the exhibit furnished under Item 9.01, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933 or the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 8, 2019, the Company announced that in order to continue to drive further accountability and efficiencies across the organization, it is creating two new positions, a President, U.S. and Chief Commercial Officer and a President, International and Chief Development Officer.

Kurt A. Kane will be promoted to President, U.S. and Chief Commercial Officer. Mr. Kane joined the Company in 2015, serving primarily as the Company’s Chief Concept and Marketing Officer and was recently promoted to Executive Vice President in 2018. In this new role, Mr. Kane will assume responsibilities for the entire U.S. business, including operations, marketing, and research and development. He will also continue to lead the Company’s Digital Experience organization.

Abigail E. Pringle will be promoted to President, International and Chief Development Officer. Ms. Pringle joined the Company in 2002 and has held many leadership positions and was recently promoted to Chief Global Development Officer and International in 2018. In this new role, Ms. Pringle will continue to lead the Company’s International business, which will now include Canada. She will also continue to lead the Company’s Global Development organization.

As a result of these leadership changes, Robert D. Wright, the Company’s Executive Vice President, Chief Operations Officer, will depart the organization after transitioning through May 31, 2019. At his departure, Mr. Wright will become entitled to receive compensation consistent with a termination without “cause” as previously described in the “Employment Arrangements and Potential Payments Upon Termination or Change in Control” section of the Company’s definitive proxy statement on Schedule 14A for its 2019 annual meeting of stockholders filed with the Securities and Exchange Commission on April 18, 2019 (the “2019 Proxy Statement”).

There were no arrangements or understandings between either Mr. Kane or Ms. Pringle and any other persons pursuant to which Mr. Kane or Ms. Pringle will be named President, U.S. and Chief Commercial Officer and President, International and Chief Development Officer, respectively. Neither Mr. Kane nor Ms. Pringle nor any member of their respective families has had (or proposes to have) a direct or indirect interest in any transaction in which the Company or any of its subsidiaries was (or is proposed to be) a participant that would be required to be disclosed under Item 404(a) of Regulation S-K. The Company has not entered into new or amended compensation plans, contracts or arrangements with, or made any grant or award or modification thereto to, either Mr. Kane or Ms. Pringle as of the date hereof. However, the Company may enter into new or amended contracts with, or make grants or awards to, those individuals at a later date.

Biographical information for Mr. Kane and Ms. Pringle required by Item 5.02(c) of Form 8-K has been previously reported in the “Executive Officers” section of the 2019 Proxy Statement and is incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release issued by The Wendy’s Company on May 8, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WENDY’S COMPANY

Date: May 8, 2019	By:	/s/ Michael G. Berner

Michael G. Berner

Associate General Counsel – Corporate and
Securities, and Assistant Secretary